EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

            We consent to the incorporation by reference in the registration statements of Pride International, Inc. on Form S-8 (Registration Nos. 33-26854, 33-44823, 333-06823, 333-06825, 333-27661, 333-35089 and 333-35093) and on Form
S-3 (Registration Nos. 33-62425 and 333-44925) of our report dated March 30, 1999 on our audits of the consolidated financial statements of Pride International, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

                                            PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 31, 1999